UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

AGNT, INC.

(Exact name of registrant as specified in its charter)

Texas	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AGNT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: On October 8, 2026, AGNT, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) with the Securities and Exchange Commission to report, among other things, the appointment of Leo Pareja as the Company’s Chief Executive Officer and the Company’s entry into an Employment Agreement with Mr. Pareja, dated October 8, 2026 (the “Employment Agreement”). The Company is filing this Current Report on Form 8-K/A to amend and restate Item 5.02 of the Initial Report in its entirety, solely to correct the description of the treatment of Mr. Pareja’s equity awards upon a qualifying termination of employment after the 24-month period following a change in control of the Company. The Initial Report incorrectly stated that, for purposes of Mr. Pareja’s promotional equity grant and other equity awards granted after the effective date of the Employment Agreement, upon a termination of his employment by the Company without cause or by Mr. Pareja for good reason that occurs after the 24-month period following a change in control of the Company, (i) a pro rata portion of then-outstanding unvested time-based equity awards would vest and (ii) a pro rata portion of then-outstanding performance-based equity awards with incomplete performance periods would remain eligible to vest at the end of the original performance period based on actual performance. This description is corrected as follows. Under the Employment Agreement, for Mr. Pareja’s promotional equity grant and other equity awards granted after the effective date of the Employment Agreement, his then-outstanding unvested time-based equity awards (including any portions of performance-based awards that were determined to be earned on the date of a change in control of the Company) will vest in full upon a termination of his employment by the Company without cause or by Mr. Pareja for good reason that occurs after the 24-month period following a change in control of the Company (the same treatment as would apply if such termination occurred during such 24-month period). The pro rata vesting treatment described in the Initial Report applies only to a termination by the Company without cause or by Mr. Pareja for good reason that does not occur following a change in control of the Company. The terms of the Employment Agreement are unchanged; this Current Report on Form 8-K/A corrects only the description of those terms in the Initial Report. Except for this correction, Item 5.02 as restated below is unchanged from the Initial Report. This Current Report on Form 8-K/A does not amend Item 9.01 of the Initial Report, and the reference in Item 5.02 to Exhibit 99.1 is to the exhibit furnished with the Initial Report. Except as expressly set forth herein, this Current Report on Form 8-K/A does not amend the Initial Report in any way and does not modify or update any other disclosures contained in the Initial Report.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On October 2, 2026, Glenn Sanford, the Chairman and Chief Executive Officer of AGNT, Inc. (the “Company”), confirmed to the Company’s Board of Directors (the “Board”) that, to facilitate the Company’s planned leadership succession, he recommended that Leo Pareja, Chief Executive Officer of eXp Realty, LLC (“eXp Realty”), a wholly owned subsidiary of the Company, be appointed as the Company’s Chief Executive Officer, and that Mr. Sanford intends to transition from his role as Chief Executive Officer of the Company and from all other employment positions with the Company and its subsidiaries, effective October 8, 2026. Mr. Sanford will continue to serve as Chairman of the Board following this transition. Upon the cessation of his employment with the Company, Mr. Sanford will become eligible to participate in the Company’s non-employee director compensation program on the same terms generally applicable to the Company’s independent directors, as described under “Non-Employee Director Compensation” in the Company’s definitive proxy statement for its 2026 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 9, 2026. Although Mr. Sanford is not expected to qualify as an independent director under the Company’s applicable director independence standards, the Compensation Committee of the Board determined that Mr. Sanford will receive the Company’s standard non-employee director compensation package in light of his role as the Company’s founder, his prior service as Chief Executive Officer and his continued service as Chairman of the Board. In addition, in connection with the transition, the Company anticipates entering into a Consulting Services Agreement with Mr. Sanford, which, if entered into, would be disclosed in a subsequent Current Report on Form 8-K.

(c)On October 6, 2026, the Board acted by unanimous written consent to appoint Mr. Pareja as the Company’s Chief Executive Officer, effective October 8, 2026 (the “Effective Date”). Mr. Pareja, age 44, has served as Chief Executive Officer of eXp Realty since April 2024, after joining eXp Realty in July 2022 as President of Affiliated Services and, beginning in November 2022, as Chief Strategy Officer. He brings more than 20 years of real estate industry experience, including as co-founder, President and Chief Executive Officer of Remine, Inc. from January 2016 until its acquisition by MLS Technology Holdings, LLC in October 2021, and as a co-founder of a private lending company and a Multiple Listing Service technology vendor. Mr. Pareja has been recognized as a top-ranked agent by RealTrends’ The Thousand and Realtor® Magazine’s “30 Under 30,” and as the No. 1 agent on the National Association of Hispanic Real Estate Professionals’ (“NAHREP”) Top 250 list. He also served as founding president of NAHREP’s Metro D.C. chapter and later as NAHREP’s national president.

On October 8, 2026, the Company and Mr. Pareja entered into an Employment Agreement (the “Employment Agreement”), effective as of the Effective Date, which supersedes the offer letter between Mr. Pareja and eXp Realty dated May 21, 2022. The Employment Agreement has an initial five-year term, subject to earlier termination, and automatically renews for successive one-year terms unless either party provides at least 90 days’ written notice of non-renewal. Under the Employment Agreement, Mr. Pareja will report to the Board, and, during the period he serves as Chief Executive Officer, the Company has agreed, subject to the Board’s discretion (exercised consistent with its fiduciary duties and stockholders’ best interests) and requisite stockholder approval, to (i) cause him to be nominated for election or reelection as a director at each annual or special meeting of stockholders after the effective date of the Employment Agreement at which directors are to be elected and his term as a director would otherwise expire, (ii) recommend that stockholders vote in favor of his election or reelection, (iii) include him as a Board nominee in the Company’s applicable proxy statement and proxy card, and (iv) use the same efforts to solicit proxies in favor of his election or reelection as the Company uses for the Board’s other nominees. Under the Employment Agreement, Mr. Pareja’s annual base salary will increase to $1,800,000, and he will receive a promotional equity grant consisting of (i) a stock option covering 1,060,814 shares of common stock at target, subject to performance-based vesting over a five-year performance period based on the Company’s total shareholder return relative to a peer group of companies (with the number of shares that vest ranging from 0% to 200% of target depending on the Company’s relative total shareholder return), and (ii) 573,588 restricted stock units vesting in equal quarterly installments over three years. Beginning with the 2027 calendar year and continuing for each calendar year thereafter during the term of the Employment Agreement, Mr. Pareja will also be eligible to receive an annual equity award consisting of 50 percent stock options and 50 percent restricted stock units, with such restricted stock units vesting in equal quarterly installments over three years. For the 2027 calendar year, the stock option portion will be earned based on the Company’s achievement against an annual earnings before interest and taxes target to be set at the time of grant, with the earned amount vesting in three equal annual installments measured from the grant date; the performance metric applicable to the stock option portion of annual equity awards for calendar years after 2027 will be determined by the Compensation Committee of the Board in its discretion. The annual equity award for the 2027 calendar year will have an aggregate grant-date value of $4,897,500, and the grant-date value of annual equity awards for subsequent calendar years will be determined by the Compensation Committee of the Board in its discretion. Mr. Pareja will be entitled to customary senior executive benefits, reimbursement of reasonable business expenses, and directors’ and officers’ liability insurance coverage and indemnification consistent with those provided to other senior executives. The Company has also agreed to reimburse Mr. Pareja for reasonable legal fees incurred in connection with the negotiation of the Employment Agreement. Upon any termination of employment, Mr. Pareja will be entitled to accrued salary, reimbursement of qualifying unreimbursed business expenses, and vested employee benefits. If his employment is terminated by the Company without “cause” (other than due to death or disability) or he resigns for “good reason,” each as defined in the Employment Agreement, he will also be entitled to 18 months of continued base salary and COBRA benefits for up to 12 months. If the Company elects not to renew the term of the Employment Agreement, such non-renewal will be treated as a termination without cause entitling Mr. Pareja to the severance described above; non-renewal initiated by Mr. Pareja will not entitle him to such severance. The Employment Agreement also provides for the treatment of Mr. Pareja’s equity awards in connection with a change in control of the Company and upon certain terminations of employment, including due to death or disability. The following equity-treatment provisions apply to the promotional equity grant and other equity awards granted after the Effective Date; awards outstanding on the Effective Date will continue to be governed by their existing terms. In general, Mr. Pareja’s unvested time-based equity awards will vest in full upon (x) a termination of his employment by the Company without cause or by Mr. Pareja for good reason that occurs following a change in control of the Company (including any portions of performance-based awards that were determined to be earned on the date of the change in control), or (y) a termination of his employment due to death or disability; outside of the foregoing, such awards will generally vest on a pro-rata basis upon a termination by the Company without cause or by Mr. Pareja for good reason. Upon a termination of Mr. Pareja’s employment by the Company without cause or by Mr. Pareja for good reason, other than following a change in control of the Company, a pro rata portion of then-outstanding performance-based equity awards with incomplete performance periods will remain eligible to vest at the end of the original performance period based on actual performance, with the remainder immediately forfeited. Upon a termination of his employment due to death or disability, the portion of such awards earned based on actual performance through the termination date will vest immediately (with actual performance annualized for awards with financial or operational performance measures). Severance benefits are subject to Mr. Pareja’s execution and non-revocation of a separation agreement and release of claims and his continued compliance with applicable confidentiality, restrictive-covenant, and other post-employment obligations. A change in control of the Company alone, without an accompanying qualifying termination of employment, will not accelerate vesting of Mr. Pareja’s equity awards, except with respect to awards that are not assumed, continued, or substituted by the acquiring or surviving entity in connection with the change in control. Upon a change in control of the Company, performance-based awards with incomplete performance periods will be earned based on actual performance through the transaction date, with financial or operational performance annualized in the discretion of the Company. The earned portions will remain subject to vesting at the end of the original performance period for stock-price-based awards or in three equal annual installments measured from the grant date for financial or operational awards, subject to the acceleration provisions described above. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2026.

There is no family relationship between Mr. Pareja and any of the Company’s directors or executive officers. Since January 1, 2025, there have been no transactions between Mr. Pareja and the Company in which the amount involved exceeded $120,000 and in which Mr. Pareja had a material interest.

On October 8, 2026, the Company issued a press release announcing Mr. Sanford’s transition as Chief Executive Officer, Glenn’s recommendation, and the Board’s unanimous appointment, of Mr. Pareja as Chief Executive Officer effective on the Effective Date, and Mr. Sanford’s continued service as Chairman of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNT, Inc.
(Registrant)

Date: November 10, 2026	/s/ James Bramble
James Bramble
Chief Legal Counsel